 Exhibit 99.1

PRESS RELEASE

For Immediate Release

DIGERATI TECHNOLOGIES COMPLETES WASTE DEEP ACQUISITION

HOUSTON, TX--(Marketwire - Nov 30, 2012) - Digerati Technologies, Inc. (OTCBB: DTGID) (OTCQB: DTGID), completed its acquisition of Waste Deep, Inc., and its two well established oil field services operating subsidiaries on November 26, 2012. In connection with the acquisition, Digerati Technologies will be changing its name to “HD Energy Services, Inc.”, moving its headquarters to Houston, Texas, and changing the composition of its board of directors to better reflect its current business plan.

John Howell, the company’s Chairman and CEO, "The acquisition of Waste Deep with its operating subsidiaries Hurley Enterprises, Inc. and Dishon Disposal, Inc. provides a great basis for enhancing current shareholders’ value. We are currently in the process of doing PCAOB audits of the operating subsidiaries as part of the due diligence. When we complete these audits, we will file the audits in an 8K in order to provide the basis for filing a registration statement for an American Equity Fund equity line of $100,000,000 to fund capital investments for our operating subsidiaries and future acquisitions." When the company has qualified initial due diligence financials statements, we will provide initial, non-audited, summary information as part of press releases associated with the company.

As for the changing board composition, we elected three directors that replaced two of our directors. We also moved our Sr. Vice President of Finance & Controller into the position of Chief Financial Officer – further information is available as part of 14C filings available at the http://www.sec.gov website. The business backgrounds of our new directors and officers are included in the information statements we filed with the Securities and Exchange Commission and mailed to the stockholders on the 16th day of November, 2012. The information statement is incorporated herein by reference and is available on the SEC website at http:// www.sec.gov.

About Digerati Technologies, Inc.

Digerati Technologies, Inc., soon to be renamed “HD Energy Services, Inc.” (OTCBB: DTGID) (OTCQB: DTGID) is a diversified holding company with operating subsidiaries in the oil field services industry and the telecommunication solution industries. The company’s websites are available at http://hdenergyservices.com and http://www.digerati-inc.com.

The company’s telecommunications solution subsidiary, Shift8 Technologies, Inc., is a three-time recipient of Deloitte and Touche's Fast 500 Award for recognition as one of the 500 fastest growing technology companies in North America. Digerati Technologies, Inc. is meeting the global needs of businesses seeking simple, flexible, and cost-effective communication solutions. Digerati's cloud-based services include a fully hosted IP/PBX, VoIP transport, SIP trunking, data storage, and customized VoIP solutions for specialized applications. Services are delivered with unparalleled reliability and performance over Digerati's carrier-class global VoIP network, which has been built over the course of a decade. For more information visit.

The company’s oil field services subsidiaries are Dishon Disposal, Inc. and Hurley Enterprises, Inc., both located in the Bakken, one of the most important oil fields in the world today. Dishon Disposal Inc. is a waste disposal facility with a 25 year track record, focusing on solid and liquid wastes from oil field and drilling processes. The solid waste is land filled into specially prepared synthetic lined pits and the liquid waste is treated with industry leading water treatment technology, which can be applied across multiple industries outside of the oil field. The company is well respected in the community. Hurley Enterprises, Inc. is also an oil field support services company that functions as a drilling site service company, with 98 service and rental lines of revenue. Hurley provides everything from skid houses, telecommunication services, booster booths, Porta-Potties, generators, potable water, and mess halls in service to many of the major drilling contractors and oil majors in the Bakken. Hurley has several sole source contracts with strategic contractors in the Bakken that will provide large growth opportunity within the next three (3) years.

Forward-Looking Statements:

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

Contact:

Jack Eversull

The Eversull Group

(972) 571-1624

(214) 469-2361 fax

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